Exhibit 4.3

Execution Version

AMENDMENT NO. 1 TO

U.S. SECURITY AGREEMENT

This AMENDMENT NO. 1 TO U.S. SECURITY AGREEMENT (“Amendment No. 1”), dated as of February 11, 2010, is entered into by and among Constar International Inc. (“International”), Constar, Inc. (“Constar”), DT, Inc. (“DT”), BFF Inc.(“BFF”), Constar Foreign Holdings, Inc. (“Foreign Holdings” and together with International, Constar, DT and BFF, the “Obligors”) and The Bank of New York Mellon (“BONY” and together with the Obligors, the “Parties”).

BACKGROUND:

A. The Parties are each a party to that certain U.S. Security Agreement, dated as of February 11, 2005 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “US Security Agreement”).

B. The Parties desire to amend certain provisions of the US Security Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the US Security Agreement shall have the same meanings herein as in the US Security Agreement.

2. Amendment to Section 1.03 of the US Security Agreement. The definition of “Collateral” in Section 1.03 of the US Security Agreement is hereby amended by deleting therefrom the phrase:

“the Pledge and Security Agreement dated as of the date hereon and as in effect on the date hereof, among the Issuer, each other grantor from time to time party thereto and Citicorp USA, Inc., as Administrative Agent,”

and substituting therefor the following:

“the Guaranty and Security Agreement, dated as of February 11, 2010 and as in effect on such date, among Constar, Inc., each other grantor from time to time party thereto and General Electric Capital Corporation,”.

3. Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the US Security Agreement are intended or implied, and in all other respects the US Security Agreement shall remain in full force and effect. To the extent of any conflict between the terms of this Amendment No. 1 and the US Security Agreement, the terms of this Amendment No. 1 shall control. The US Security Agreement and this Amendment No. 1 shall be read and construed as one agreement.

4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the Parties and their respective successors and assigns.

6. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Parties. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date first above written.

CONSTAR INTERNATIONAL INC.

By:	/s/ J. Mark Borseth
Name:	J. Mark Borseth
Title:	Executive Vice President and Chief Financial Officer

CONSTAR, INC.

By:	/s/ J. Mark Borseth
Name:	J. Mark Borseth
Title:	Executive Vice President and Chief Financial Officer

DT, INC.

By:	/s/ J. Mark Borseth
Name:	J. Mark Borseth
Title:	Executive Vice President and Chief Financial Officer

BFF INC.

By:	/s/ J. Mark Borseth
Name:	J. Mark Borseth
Title:	Executive Vice President and Chief Financial Officer

CONSTAR FOREIGN HOLDINGS, INC.

By:	/s/ J. Mark Borseth
Name:	J. Mark Borseth
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to US Security Agreement]

THE BANK OF NEW YORK MELLON

By:	/s/ Mary Miselis
Name:	Mary Miselis
Title:	Vice President